                                                               EXHIBIT 23.1

                              ACCOUNTANTS' CONSENT

Board of Directors
NeoGenomics, Inc.
Naples, Florida

        We consent to the incorporation by reference of our report dated May 20,
2002 relating to the consolidated balance sheet of NeoGenomics, Inc. and subsidiary (collectively, the "Company") as of December 31, 2001 and the related consolidated statements of operations, stockholders' deficit and cash flows for the period from June 1, 2001 (date of incorporation) to December 31, 2001 in this Registration Statement on Form S-8, dated July 12, 2002.

/s/Kingery, Crouse & Hohl, P.A.
Kingery, Crouse & Hohl, P.A.
Tampa, Florida
July 17, 2002